Exhibit 5.1

KPMG llp
Chartered Accountants	Telephone	(403) 691-8000
1200 205-5th Avenue SW	Fax	(403) 691-8008
Calgary AB T2P 4B9	Internet	www.kpmg.ca
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Agrium Inc.
We consent to the use of our report dated February 22, 2006, with respect to the consolidated balance sheets of Agrium Inc. as at December 31, 2005 and 2004, and the related consolidated statements of operations and retained earnings and cash flows for each of the years in the three-year period ended December 31, 2005, including our Comments for U.S. Readers on Canada-U.S. Reporting Difference, both of which are incorporated by reference in the Amended Registration Statement on Form F-9 and related short form base shelf prospectus of Agrium Inc., dated May 15, 2006 for the registration of up to U.S.$500,000,000 aggregate principal amount of Debt Securities and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG LLP
Chartered Accountants
Calgary, Canada
May 15, 2006
KPMG llp, a Canadian limited liability partnership is the Canadian member firm of KPMG International, a Swiss cooperative